EXHIBIT 23.2

                     CONSENT OF REGIER CARR & MONROE, L.L.P.





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                  [LETTERHEAD OF REGIER CARR & MONROE, L.L.P.]

                        INDEPENDENT ACCOUNTANTS' CONSENT



The Board of Directors and Stockholders
Landmark Bancshares, Inc.
Central & Spruce Streets
Dodge City, Kansas 67801


         We consent to the incorporation by reference in this Registration Statement of Landmark Bancshares, Inc. on Form S-8 of our report dated October 28, 1999 incorporated by reference in the Annual Report on Form 10-K of Landmark Bancshares, Inc. for the year ended September 30, 1999.



                                                /s/ Regier Carr & Monroe, L.L.P.
                                                --------------------------------
                                                Regier Carr & Monroe, L.L.P.



January 24, 2000

Wichita, Kansas